Exhibit 10.10

                       CONVERTIBLE SUBORDINATED DEBENTURE
                          (Dated as of January 1, 1995)

         FOR VALUE RECEIVED, Ravenswood Winery, Inc., a California corporation (the "Borrower"), hereby promises to pay to __________________________________
________________ (the "Holder"), or order, (subject to the offer requirement of section 7.4), the "Principal" sum of ______________ Dollars ($________). Such payment shall be made no later than 5 P.M., Pacific Time on December 31, 2004 ("Maturity"). Conversion of this Debenture shall constitute payment in full of all Principal. Borrower shall also pay interest upon the Principal outstanding from time to time at the rate of eight per cent (8%) per annum from the date hereof until this Debenture is converted or all Principal is paid, whichever first occurs. Interest shall be payable quarterly in arrears commencing with the first payment on April 1, 1995. Any balance of interest shall be paid at conversion or Maturity as applicable. The initial eight percent (8%) interest rate shall be subject to adjustment every 18 months as provided in Section 8.8.

         Both Principal and interest shall be payable in lawful money of the United States of America at the address which the Holder has provided to the Borrower in writing. Borrower shall be entitled to take reasonable measures to verify the Current Holder and the then current payment address before making any payment, and time taken for such measures shall not cause a default hereunder.

         The securities represented hereby have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and may not be resold, transferred, pledged, hypothecated or otherwise assigned until compliance with the restrictions in Section 7.5 of this Debenture have occurred.


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FEDERAL EXEMPTION: "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES HAVE BEEN ACQUIRED
FOR  INVESTMENT  AND  MAY  NOT  BE  OFFERED,  SOLD,   TRANSFERRED,   PLEDGED  OR
HYPOTHECATED  IN THE  ABSENCE OF AN  EFFECTIVE  REGISTRATION  STATEMENT  FOR THE
SECURITIES   UNDER  THE  SECURITIES  ACT  OF  1933  OR  AN  OPINION  OF  COUNSEL
SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT."

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                                   ARTICLE ONE

                                  SUBORDINATION

         1.1 Senior Indebtedness. As used in this Debenture, the term "Senior Indebtedness" shall mean the principal of all indebtedness of the Borrower regardless of whether incurred on, before or after the date of this Debenture
(i) for money borrowed from any bank, and evidenced by notes, bonds, debentures or other written obligations and such notes, bonds, debentures or other written obligations are interest bearing securities only and are not convertible or issued in connection with the issue of warrants or options, whether separate or attached, or some other rights to receive stock or participate in the earnings of the Borrower in any form, including dividend distributions, (ii) the Borrower's indebtedness to Farm Credit Association, where the Borrower has a line of credit, currently at a maximum amount of $663,270 per year, renewable annually, and (iii) in connection with any renewals or extensions of any indebtedness described in (i) or (ii) above. Borrower reserves the right to increase the number of its sources of bank credit, as well as to increase the maximum loan amounts. Use of available funds for payments on Senior Indebtedness shall not be a default under payments due to the Holder. Any such payments not made to Holder shall cumulate at the Debenture rate of interest until paid.

         1.2 Subordination. The Borrower covenants and agrees and the Holder, by acceptance hereof, covenants, expressly for the benefit of the present and future holders of Senior Indebtedness, that the payment of the principal and interest on this Debenture is expressly subordinated in right of payment to the payment in full of principal and interest and any fees, charges or penalties of Senior Indebtedness. Upon any terminating liquidation of assets of the Borrower, upon the occurrence of any dissolution, winding up, liquidation, whether or not in bankruptcy, insolvency or receivership proceedings, the Borrower shall not pay thereafter and the Holder shall not be entitled to receive thereafter, any amount in respect of the principal and interest of the Debenture unless and until the Senior Indebtedness shall have been paid or otherwise discharged. Upon any dissolution, winding up, liquidation or reorganization, any payment or distribution of assets of the Borrower, whether in cash, property or securities, to which the Holder would be entitled except for the provisions hereof, shall be paid by the liquidating trustee or agent or other person

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

making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness, or the representative or representatives rateably according to the aggregate amounts remaining unpaid on Senior Indebtedness held or represented by each, to the extent necessary to pay Senior Indebtedness after giving effect to any concurrent payment or distribution to the holders of Senior Indebtedness.

         1.3 Rights Against Borrower and Others. It is understood that the provisions of this Article One captioned "Subordination" are, and are intended to be, solely for the purpose of defining the relative rights of the Holder on the one hand and the holder of the Senior Indebtedness of the Borrower on the other hand. Nothing contained in this Article One or elsewhere in this Debenture shall or is intended to impair, as between the Borrower, its creditors other than a holder of Senior Indebtedness, and the Holder, the unconditional and absolute obligation of the Borrower to pay the Holder the principal of and interest on the Debenture as and when the same shall become due and payable in accordance with its terms or affect the relative rights of the Holder and the creditors of the Borrower, other than a holder of such Senior Indebtedness; nor shall anything herein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under the Debenture, subject to the rights, if any, of a holder of Senior Indebtedness in respect to cash, property or securities of the Borrower received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Borrower referred to in this Article One captioned "Subordination," the Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of a liquidating trustee or agent or other person making any distribution to the Holder, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Borrower, the amounts thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article One.

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                                   ARTICLE TWO

                                   PREPAYMENT

         2.1 Prepayment. This Debenture shall be subject to prepayment, in whole or in part, at any time after expiration of the conversion right herein and prior to maturity, at the option of Borrower. Each prepayment shall include the principal amount to be prepaid plus all interest due to the prepayment date. In the case of partial prepayment, the amount and other details thereof shall be noted on this Debenture.



                                  ARTICLE THREE

                         CONVERSION AND PURCHASE RIGHTS

         3.1 Conversion Right. The Holder shall have the right from and after the date of this Debenture and then at any time at or prior to 5 o'clock p.m. Pacific local time on December 31, 1999, to convert all, and not a portion, of this Debenture into fully paid and nonassessable shares of the Capital Stock of Borrower. If conversion is not requested at or before this time the conversion right shall terminate and be of no further force or effect. If the indebtedness represented by this Debenture has been paid or otherwise discharged, the rights set forth in this Debenture shall not survive such payment or discharge including but not limited to the right to convert into shares of Capital Stock of Borrower. "Capital Stock" shall mean the common voting stock of Borrower. Upon the surrender hereof, accompanied by the Holder's written request for conversion, which request shall be irrevocable, Borrower shall pay within 30 days all interest accrued hereon to the date of conversion and issue and deliver to the Holder certificates evidencing such shares of stock as hereinafter set forth.

         Subject to readjustment as provided in Section 3.2 hereof, the Conversion Price (hereinafter the "Conversion Price") and number of shares shall be as follows:

         Each $100,000 Debenture may be converted to 547.3 shares of Capital Stock for a price of $182 per share. The total amount of Debentures issued will be $_________. If all Debentures are converted, and there are no adjustments under Section 3.2, the Holders will have, in aggregate, 8.65% of the 50,000 currently outstanding shares of

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Capital Stock of the Company. Debentures in an amount more or less than $100,000 shall be entitled to proportional conversion rounded down to the nearest hundredth share.

         3.2 Adjustment of Conversion Terms. The Conversion Price and the number and kind of shares to be issued to the Holder upon conversion pursuant to
Section 3.1 shall be adjusted to reflect the effect of any consolidation, merger, sale of assets, reclassification of shares, share issuance or any other change in the status of the Capital Stock or the rights or privileges of holders of the Capital Stock (herein called a "Change" in the Capital Stock) which occurs prior to conversion. Such adjustment to the shares of Capital Stock to be issued upon a conversion to reflect a Change shall be calculated as if the Debenture had been converted and the Capital Stock into which the Debenture can be converted was issued and outstanding immediately prior to the Change and then was adjusted, like all other shares of Capital Stock then outstanding, to reflect the Change. Accordingly, if the debenture is then converted after a Change, the shares issued in the conversion shall be shares adjusted to reflect the Change. After conversion the shares issued in the conversion shall be treated like all other similar shares outstanding when any subsequent Change occurs.

         3.3 Cash Distributions. No adjustment on account of cash dividends or interest on Capital Stock into which this Debenture can be converted will be made to the Conversion Price at the number of shares into which this Debenture can be converted.

         3.4 Fractional Shares. Fractional shares of Capital Stock shall be issued in connection with any conversion hereunder rounded down to the nearest one hundredth share.

         3.5 Authorized Shares. Borrower covenants that during the period the conversion right exists, Borrower shall reserve from its authorized and unissued Capital Stock a sufficient number of shares to provide for the issuance of Capital Stock upon the conversion of this Debenture. Borrower agrees that its issuance of this Debenture shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Capital Stock upon the conversion of this Debenture.

         3.6 Method of Conversion. This Debenture may be converted by the Holder in whole, only, by the surrender of this Debenture at the principal office of the Borrower as provided in section 3.1.

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
                                  ARTICLE FOUR

                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants that:

         4.1 Existence and Rights. At the date hereof Borrower is a corporation duly organized and existing under the laws of the State of California without limit as to the duration of its existence, and is authorized and in good standing to do business in the State of California. Borrower has corporate powers and adequate authority, rights and franchises to own its property and to carry on its business as now conducted, and is duly qualified and in good standing in each State in which the character of the properties owned by it herein or the conduct of its business makes such qualification necessary; and Borrower has the corporate power and adequate authority to issue this Debenture and the underlying shares of Capital Stock. Borrower has no investment in any other corporation.

         4.2 Debenture Authorized. The execution and delivery of this Debenture and the performance of the provisions of this Debenture are not in contravention of or in conflict with any law or regulation or any term or provision of Borrower's Articles of Incorporation or By-Laws and are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; and this Debenture is the valid, binding and legally enforceable obligation of Borrower in accordance with the terms herein.

         4.3 No Conflict. The execution, delivery and performance of this Debenture are not in contravention of or conflict with any agreement, indenture or undertaking to which Borrower is a party or by which it or any of its property may be bound or affected, and does not cause any lien, charge or other encumbrance to be created or imposed upon any such property by reason thereof.

         4.4 Shares Outstanding. As of the date hereof, the Borrower's authorized Capital Stock consists of 1,000,000 shares of which 50,000 shares are outstanding. As of this date no shares have been reserved for issuance under a Qualified Employee Stock Option Plan. Upon the date of this debenture there are no other shares of Common or Preferred Stock reserved for issuance or subject to any agreement, right, option or warrant with respect to the sale or issuance thereof by Borrower.

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                                  ARTICLE FIVE

                               RECORDS AND REPORTS

Borrower shall maintain a standard and modern system of accounting applied on a consistent basis. Financial data shall be from the books and records of the Borrower, presented under the tax basis of accounting which the Borrower uses in preparation of the Borrower's income tax reports. This data shall be subjected to an accountant's reviewed financial report. It shall permit representatives of Holder, as long as it holds this Debenture, or any securities acquired upon conversion of this Debenture, to have access to and to examine its properties, books and records to the extent permitted under California law for shareholders. Borrower shall also provide such other information relating to the affairs of Borrower to which shareholders are entitled under California law as Holder may request from time to time.



                                   ARTICLE SIX

                                EVENTS OF DEFAULT

Except as provided in Article One, the failure to pay any installment of principal or interest hereon when due and continuance thereof for a period of ten business days after written notice to Borrower from Holder shall be a default hereunder.



                                  ARTICLE SEVEN

                                  REGISTRATION

         7.1 Investment Representation. Holder hereby represents and warrants that it has acquired this Debenture for the purpose of investment and with no present intent to sell or to distribute the same. Should it exercise the conversion privilege contained herein, any securities of Borrower so acquired will be with the same investment intent.

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


         7.2 Definitions. The following constitute definitions of certain of the terms used in this Article:

         A. "Act" means the Securities Act of 1933 as amended.

         B. "Commission" means the Securities and Exchange Commission.

         C. "Securities" shall mean the Debenture, and any of the shares issuable upon the conversion thereof.

         7.3 Registration Initiated By Borrower. The Borrower agrees that it will give at least 30 days prior written notice to all holders of its intention to file any registration statement covering any of its securities and will afford such Holders the opportunity to register their holdings of Securities thereunder and to take advantage, to a reasonable extent, of all blue sky qualifications effected by the Borrower in connection therewith, provided Holder notifies Borrower within 10 days of such notice from Borrower, that Holder wishes to participate. The costs and expenses of registration statements filed by Borrower as provided in this Section shall be borne by Borrower.

         7.4 Right of First Offer. Prior to the expiration of the conversion right, Holder shall not be entitled to transfer this Debenture or any interest in it without first offering to transfer the entire Debenture to Borrower for a price and upon terms chosen by Holder, all as provided in this section.

         Any attempted transfer that does not comply with this section shall be void, and of no force or effect. Without limiting any other remedies, Borrower shall be entitled to an injunction requiring Holder to comply with the provisions of this section. The only exception to the restriction on transfer in this section is for transfer at death and certain lifetime transfers to family as described later in this section.

         If Holder wishes to transfer this Debenture in a transaction not excepted below, Holder shall, in writing, first offer this Debenture to Borrower, stating the price and terms upon which Holder offers to transfer the Debenture to Borrower. Any consideration in kind shall also be stated in money terms so in all cases the transfer can be closed by the payment of money. Borrower shall have fifteen (15) business days in which to accept the offer and a total of thirty (30) business days in which to close the transfer. Time is of the essence for this transaction. Borrower shall have the right to designate a third person or persons to accept the offer, however, once the offer is accepted, Borrower, as well as any third person, shall be jointly and severally liable, including but not limited to reasonable attorneys fees

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and costs to the prevailing  party,  in case of litigation  concerning the offer transaction.

         If Holder's offer is not accepted within the fifteen business day period, Holder shall be free to transfer the Debenture for a price and upon terms which are not more favourable to the transferee than were offered to Borrower. The transfer shall include Holder's entire interest in the Debenture. If a transfer is not contracted for within one calendar year from the date that Holder is free to offer the transfer to others, and closed within a total of fourteen (14) calendar months from that date, then any transfer shall require a new offer to Borrower by Holder.

         The exception to Holder's obligation first to offer this Debenture to Borrower before any transfer, as provided above, is that Holder shall have the right to transfer by will to anyone and to transfer this Debenture to children, to parents, to a spouse, or parents of a spouse, or trusts for the benefit of any of them. To qualify for this exception the Holder must transfer the entire Debenture. It may be transferred to more than one transferee, however, only one excepted transfer per transferee is allowed and the transferee shall not be entitled to transfer pursuant to this exception. Thus a transferee shall not be entitled to transfer without first making the offer set forth above. Each transferee, by will or otherwise, shall be required to agree to and to sign a copy of these transfer restrictions. When an excepted transfer results in multiple ownership of this Debenture and the conversion right has not expired, the owners shall designate one of their group to represent them. Borrower shall be entitled to rely upon any agreement or representation of the representative. If the owners do not designate a representative within thirty (30) days after a request by Borrower, Borrower shall have the right to designate one of the owners as the representative of the owners upon whom Borrower can rely. Within Borrower's sole discretion, Borrower shall have the right to modify this exception to the transfer restriction in order to meet what Borrower considers to be appropriate family planning goals of a Holder.

         7.5 Restriction on Transfer. In addition to Section 7.4 above, no Holder shall transfer any Securities until the Holder has first given written notice to Borrower describing briefly the manner of any such proposed transfer and until (i) the Borrower has received from Holder's counsel an opinion satisfactory to Borrower that such transfer can be made without compliance with the registration provisions of the Act and without the necessity of perfection of an exemption pursuant to the Act, or (ii) a registration statement filed by Borrower is declared effective by the Commission or steps necessary to perfect an exemption are completed.

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         7.6 Legend.  Any certificate  representing  Securities shall be stamped with a suitable endorsement to the effect that said Securities are subject to the terms and conditions of this Article and stating that said terms and conditions are fully set forth in this Article, a copy of which is on file and available for the inspection at the main office of the Borrower.



                                  ARTICLE EIGHT

                                  MISCELLANEOUS

         8.1  Survival  of  Warranties.  All  agreements,   representations  and
warranties made herein shall survive the execution and delivery hereof.

         8.2 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         8.3 Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or sent by United States mail and shall be deemed to have been given when deposited in the United States mail, registered, with postage prepaid and properly addressed. For the purposes hereof, the address of the Holder and the address of Borrower shall be as follows:

         Borrower                                   Holder
         --------                                   ------
         Ravenswood Winery, Inc.
         655 Sutter Street #408
         San Francisco, CA 94102

Both Holder and Borrower may change the address for service by service of written notice to the other as herein provided. Telegraphic and "FAX" notice is also permitted.

         8.4 Amendment Provision. The term "Debenture" or "this Debenture" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed or if later amended or supplemented.

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         8.5  Assignability.  Subject  to the  provisions  of  section  7.4 this
Debenture shall be binding upon Borrower, its successors and assigns, and shall inure to the benefit of Holder, its successors and assigns.

         8.6 Cost of Collection. If default is made in the payment of this Debenture, Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys' fees, should Holder prevail.

         8.7 Governing Law. This Debenture has been executed by Borrower in, and shall be governed by the laws of the State of California.

         8.8 Interest Rate. Notwithstanding any other provision of this Debenture, the maximum total interest that the Holder shall be entitled to receive hereunder shall not exceed the maximum rate permitted under applicable law. Subject to this limitation, the initial 8% interest rate shall be subject to adjustment up or down after the first 18 months, and every 18 months thereafter to 1% over the prime interest rate or the Bank's index rate given to prime commercial customers (the Prime Rate) by the Bank of America, NTSA, San Francisco, California. There will be a limit of a 2% adjustment, plus or minus, at any one adjustment period, and a maximum interest rate of 11%. Prime Rate changes which produce rates which exceed these limits shall not be taken into account.

IN WITNESS HEREOF, Borrower has caused this Debenture to be signed in its name by its duly authorized officers.

Dated:

Ravenswood Winery, Inc.

by: _______________________________


Attest: ___________________________


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